Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-178790 on Form S-1 of our report dated March 24, 2011 (before retrospective adjustments to the financial statement disclosures) related to the consolidated financial statements of Edgen Murray II, L.P. and subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in reportable segments), appearing in the prospectus, which is part of this Registration Statement.

We also consent to the use in this Amendment No. 4 to Registration Statement No. 333-178790 on Form S-1 of our reports dated April 29, 2011 related to combined financial statements of Bourland & Leverich Holding Company and Subsidiaries and the consolidated financial statements of Bourland & Leverich Holdings LLC and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

April 16, 2012